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                                                                   EXHIBIT 23.04

                                                           EBNER STOLZ & PARTNER



                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Brooks Automation, Inc. of our report dated December 13, 1999, relating to the financial statements prepared in conformity with German GAAP of the Infab Group which appear in Brooks Automation, Inc.'s Report on Form 8-K/A, Amendment No. 1 to the Current Report, dated December 14, 1999.


Stuttgart, August 20, 2001




                                   Dr. Ebner, Dr. Stolz und Partner GmbH
                                         Auditors Tax Consultants



                              /s/ Gerhard Weigl          /s/ Eberhard Poschke
                              -----------------          --------------------
                                  Gerhard Weigl            Eberhard Poschke
                                     Auditor                   Auditor